UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2005

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NEIGHBORS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	333-98481	80-0043849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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2380 Old Milton Parkway, Alpharetta, Georgia 30004
(Address of principal executive offices)
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(770) 343-6255
Registrant’s telephone number, including area code
_______________________________

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On November 22, 2005, Security Bank Corporation (“SBKC”) and Neighbors Bancshares, Inc. (“Neighbors” or the “Company”) entered into a definitive Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which SBKC will acquire Neighbors (the “Merger”). Following completion of the Merger, Neighbors Bank, a wholly owned subsidiary of Neighbors, will become a wholly owned subsidiary of SBKC. Under the terms of the Merger Agreement, SBKC will issue, and shareholders of Neighbors will be entitled to receive their pro rata portion of, $1,819,000 in cash and 1,233,404 shares of SBKC common stock. The aggregate value of the transaction as of the date of the Merger Agreement was $30.6 million.

The Merger has been approved by the boards of directors of both SBKC and Neighbors and is subject to the approval of the shareholders of Neighbors. Each director of Neighbors has executed a support agreement pursuant to which he or she has agreed to vote all Neighbors shares beneficially owned in favor of the Merger. In addition to shareholder approval, the Merger is subject to customary regulatory approvals including approval by the Board of Governors of the Federal Reserve System. The Merger Agreement also includes customary representations, warranties and covenants of both parties. SBKC and Neighbors expect the Merger to close in the first quarter of 2006.

Amendments to Warrant Agreements

In connection with the approval of the Merger Agreement, the Neighbors board of directors approved, and the Company and holders executed, an amendment to Neighbors’ outstanding warrants. The amendment authorizes the board of directors to provide for the conversion of the warrant into cash and/or property in the event of a change of control and is attached as Exhibit 10.1, together with a list of the holders who are parties to the amendment.

Amendments to Employment Agreements

In connection with the approval of the Merger Agreement, the Neighbors board of directors approved, and the Company and the respective employees executed, an amendment to the employment agreements among the Company, Neighbors Bank and each of Phillip L. Baldwin, Richard E. Eason and J. Ross Mynatt. The amendment clarifies the application of the severance payment provided for in the employment agreement and corrects an inadvertent prior reference in the agreement to restricted stock grants, as opposed to option grants. Copies of the amendments are attached as Exhibits 10.2(a), (b) and (c).

Approval of Executive Officer Bonuses

On November 9, 2005, the board of directors approved bonus payments (to be paid at the closing of the Merger) to its executive officers in the following amounts: Phil Baldwin $490,000; Richard E. Eason $324,000; and J. Ross Mynatt $357,000. The bonus amounts will be adjusted at closing in accordance with the provisions of Section 280G of the Internal Revenue Code but are not expected to change to a material extent.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

2

2.1	Agreement and Plan of Reorganization dated November 22, 2005 between Security Bank Corporation and Neighbors Bancshares, Inc.

10.1	Amendments dated November 22, 2005 to Warrant Agreement dated September 19, 2003 between the Company and the holders listed in Exhibit 10.1

10.2	Amendment dated November 21, 2005 to Employment Agreement dated September 19, 2003 among the Company, Neighbors Bank and:
(a) Phillip L. Baldwin
(b) Richard E. Eason
(c) J. Ross Mynatt

99.1	Press Release dated November 22, 2005 issued by SBKC announcing execution of the Merger Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORS BANCSHARES, INC.

Dated: November 28, 2005	By:	/s/ Phil Baldwin
		Name:	Phil Baldwin
		Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization dated November 22, 2005 between Security Bank Corporation and Neighbors Bancshares, Inc.

10.1	Amendments dated November 22, 2005 to Warrant Agreement dated September 19, 2003 between the Company and the holders listed in Exhibit 10.1

10.2	Amendment dated November 21, 2005 to Employment Agreement dated September 19, 2003 among the Company, Neighbors Bank and:
(a) Phillip L. Baldwin
(b) Richard E. Eason
(c) J. Ross Mynatt

99.1	Press Release dated November 22, 2005 issued by SBKC announcing execution of the Merger Agreement